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EXHIBIT 10-l

FIRST AMENDMENT TO CREDIT AGREEMENT

        This First Amendment to Credit Agreement ("Amendment") is dated as of July 24, 2002, and is by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, and Analysts International Corporation, a Minnesota corporation ("Borrower").

W I T N E S S E T H:

        WHEREAS, pursuant to a certain Credit Agreement dated as of April 11, 2002, by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, the other Credit Parties signatory from time to time thereto, and Borrower (as amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement), Agent and Lenders agreed, subject to the terms and provisions thereof, to provide certain loans and other financial accommodations to Borrower; and

        WHEREAS, Borrower has requested that Agent and Lenders agree to amend the Credit Agreement in certain respects, as set forth below.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Amendment to Credit Agreement.    Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, and in reliance on the representations and warranties set forth in Section 4 of this Amendment, the Credit Agreement is hereby amended as follows:

          (a)  Section 6.3 of the Credit Agreement is hereby amended by inserting the following clause immediately following the clause reading "(v) Indebtedness specifically permitted under Section 6.17,":

    "(vi) Indebtedness arising from loans made to Borrower in accordance with clause (i) of Section 6.22."

          (b)  Subsection (d) of Section 6.7 of the Credit Agreement is amended and restated in its entirety as follows:

          Liens arising by operation of law in respect of surety and/or performance bonds delivered for the account of any Credit Party and contractual Liens arising under any surety and/or performance bond reimbursement agreements or similar arrangements involving the issuance of surety and/or performance bonds (provided that the stated face amount with respect to any individual bond described in this clause (d) shall at no time exceed $1,500,000 and provided, further, that the aggregate stated face amount of all such bonds described in this clause (d) shall at no time exceed $5,000,000).

          (c)  Subsection (i) of Section 6.22 of the Credit Agreement is amended and restated in its entirety as follows:

            (i)    payments in the aggregate amount not to exceed $5,500,000 made to individuals identified on Disclosure Schedule (6.22), to the extent such payments are made with proceeds from a loan or loans in form and substance satisfactory to the Agent taken against the cash surrender value of life insurance policies maintained by such Credit Party with respect to such individuals (provided that Borrower may request an amount not to exceed $750,000 in Revolving Credit Advances to make such payments provided further that Borrower shall not make any voluntary principal repayments in respect of any such loans until the earlier to occur of (i) the death of the beneficiaries, to the extent made solely with the proceeds of insurance death benefits arising upon such deaths and (ii) June 30, 2004, if at the time such payment is made under this clause (ii) Borrowing Availability is greater than $30,000,000 after such payment is made) or

        2.    Conditions Precedent.    The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

          (a)  All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent, Lenders and their respective legal counsel; and

          (b)  No Default or Event of Default shall have occurred and be continuing, both before and after giving effect to the provisions of this Amendment.

        3.    References; Effectiveness.    Agent, Lenders and Borrower hereby agree that all references to the Credit Agreement which are contained in any of the other Loan Documents shall refer to the Credit Agreement as amended by this Amendment.

        4.    Representations and Warranties.    To induce Agent to enter into this Amendment, Borrower hereby represents and warrants to Agent that:

          (a)  The execution, delivery and performance by Borrower of this Amendment are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Borrower, the articles of incorporation and by-laws of Borrower, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon Borrower or any of its property;

          (b)  Each of the Credit Agreement and the other Loan Documents, as amended by this Amendment, are the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies;

          (c)  After giving effect to the amendments set forth herein, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof; and

          (d)  Borrower has performed all of its obligations under the Credit Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, Borrower is in compliance with all applicable terms and provisions of the Credit Agreement and each of the Loan Documents to be observed and performed by it and no Event of Default or other event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred.

        5.    Counterparts.    This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

        6.    Continued Effectiveness.    Except as amended hereby, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its terms.

        7.    Costs and Expenses.    Borrower hereby agrees that all expenses incurred by Agent in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including, without limitation, reasonable attorneys' fees and expenses, shall be part of the Obligations.

        8.    Consent.    Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, and in reliance on the representations and warranties set forth in Section 4 of this Amendment, Agent and the Lenders hereby consent to any and all actions taken by Borrower over the period commencing on April 11, 2002 and ending on the date hereof, which actions (i) were not permitted pursuant to the terms of the Credit Agreement as in effect during such period and (ii) are fully permitted pursuant to the terms of this Amendment (assuming such actions were taken following the effectiveness of this Amendment). The foregoing is a limited consent, and except to the extent expressly set forth herein, the foregoing consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by Agent or any Lender of any of its rights, legal or equitable, hereunder or under the Credit Agreement or any other Loan Document.

        IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

ANALYSTS INTERNATIONAL CORPORATION
By

Its

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Security Trustee and Lender
By

Its

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  EXHIBIT 10-l
FIRST AMENDMENT TO CREDIT AGREEMENT